UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

99¢ ONLY STORES

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

99¢ Only Stores (the “Company”) is announcing that Jeff Gold has been appointed President and Chief Administrative Officer of the Company and the Company’s parent, Number Holdings, Inc. (“Parent”) and Frank Schools has been appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company and Parent, each effective November 7, 2012.  Mr. Gold has served as the Company’s President and Chief Operating Officer since January 2005 and as the Parent’s President and Chief Operating Officer since January 2012, and Mr. Schools previously served as Senior Vice President, Interim Chief Financial Officer of the Company.

The compensation committee of the board of directors of Parent approved the following revisions to Mr. Schools’ compensatory arrangements for his service as Senior Vice President, Chief Financial Officer and Treasurer of the Company and Parent: (a) Mr. Schools’ base salary will increase to $350,000 per year, and (b) Mr. Schools will receive a grant of 500 additional stock options to purchase the common stock of Parent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99¢ ONLY STORES

Date:	November 8, 2012	By:	/s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer